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                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Sys-Group, Inc. d/b/a/ Prentice Technologies, Inc. on Form SB-2, as amended, of our report dated May 26, 1999 on the consolidated financial statements of Telecom Wireless Corporation and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ Ehrhrardt Keefe Steiner & Hottman PC

                                       Ehrhrardt Keefe Steiner & Hottman PC

Denver, Colorado
February 1, 2000